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                                                                   EXHIBIT 10.26

                                    SUBLEASE



THIS SUBLEASE is made as of the 17th day of June, 1996 between SPECIALTY PRINTERS OF AMERICA, INC. (hereinafter called "Landlord") and Dawn Special Systems Corp. (hereinafter called "Tenant").

                                   WITNESSETH:

WHEREAS, landlord is currently the lessee under a certain lease dated July 10, 1981, by and between Frandale Enterprise as lessor ("Lessor") and Specialty Printers of America, Inc. which lease was amended as of July 31, 1990 and the lessee's interest thereunder assigned to landlord as of May 1, 1991 (the lease as amended and assigned hereinafter referred to as the "Prime Lease").

WHEREAS, the prime lease covers the buildings and improvements located on the real property described on Exhibit A attached hereto ("Leased Premises").

WHEREAS, the tenant desires to sublease from landlord a portion of the building comprising the leased premises as hereinafter described.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

   1. Landlord hereby subleases and rents to tenant that portion of the leased premises as designated on the plan attached hereto as Exhibit B ("Subleased Premises") subject to all of the terms, covenants and conditions of the prime lease and, which terms and conditions except as otherwise expressly provided herein as to the leased premises are hereby incorporated by reference. Tenant acknowledges that landlord does not pursuant to this sublease covenant and agree to do or perform any obligations undertaken or assumed by the lessor under the prime lease; provided, however, landlord agrees to use reasonable efforts to obtain performance by lessor under the prime lease.

   2. (a) Notwithstanding anything contained in the prime lease, the term of this sublease shall be from June 17, 1996 through November 30, 1997 and the rent hereunder for the entire term shall be $126,000.00, due and payable by tenant in advance in equal monthly installments of $7,000 per month beginning June 17, 1996 and continuing monthly thereafter; with a seven day grace period to accommodate mailing.

       (b) Tenant shall be responsible for its own telephone costs and tenant will bear all charges related to electricity, HVAC, gas, water, and other utilities serving the leased premises to the extent such costs, in the aggregate, exceed $1,000.00 per monthly billing cycle This is subject to change with the addition of any other renter. These amounts will be billed monthly by landlord to tenant (accompanied by verification of bills) and payment shall be reimbursed to landlord within 5 days. In addition to the foregoing, tenant will be responsible for 51.0% of all common area maintenance payable by landlord to lessor under the prime lease which changes shall be paid to landlord within 15 days of billing.

       (c) It is acknowledged that the rent set forth in this paragraph is based upon the subleased premises constituting approximately 28,000 square feet. If tenant desires to utilize additional portions of the leased premises, subject to landlord's approval, such additional space shall become part of the subleased premises, the rent hereunder shall increase by $3,00 excluding real estate taxes (net, net, net) per square foot per annum for each additional square foot and tenant's share of the carrying charges shall be increased proportionately.
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   3.  Tenant shall use the leased premises exclusively for electromechanical assembly operations, a machine shop (to the extent permitted under local laws, statutes, ordinances, rules or regulations) and general and administrative offices.

   4. Tenant may assign this sublease or further sublet any portion of the subleased premises, by first obtaining the express written consent to landlord which consent landlord may not unreasonably withhold, and obtaining written consent of Frandale Enterprises which consent may be withheld for any or no reason.

   5. Tenant shall, at tenant's sole cost and expense, secure a policy of public liability insurance providing limits of $1,000,000 with respect to each person, $1,000,000 with respect to each occurrence, and $50,000 properly damage, protecting landlord and tenant against liability for each accident occurring in or on the leased premises including parking and other areas under control of landlord or tenant. Tenant shall also carry, at tenant's sole cost and expense, worker's compensation insurance to cover tenant's operations at the subleased premises. Tenant shall promptly provide landlord with copies of each insurance policy to be carried hereunder and each policy shall provide that it may be canceled only upon thirty (30) days prior written notice to landlord. Tenant's insurance may be in the form of a blanket policy or policies provided there is no reduction in the coverage required hereunder. Tenant shall have landlord designated as an additional "named insured" on all applicable policies.

   6. (a) Tenant shall indemnify, defend and hold landlord harmless, from and against any and all claims, demands, actions, loss, cost or expense, including attorneys' fees (collectively referred to hereafter as "claims") of any nature whatsoever, arising out of or in any way connected with (i) any work or thing done in, on or about the subleased premises; (ii) any use, non-use, possession, occupation, condition, operation, maintenance or management of the leased premises or any part thereof; (iii) any act or forbearance on the part of tenant or any of its agents, contractors, servants, employees, subtenants, licensees or invitees or any other person acting with the consent or knowledge of tenant; (iv) any failure by tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this sublease; (v) any action or proceeding brought against landlord in any way related to or connected with the use of the subleased premises, and any activity being conducted thereon; and (vi) any accident, injury or damage to any person or property occurring in, on or about or adjacent to the subleased premises, arising out of any act or forbearance occurring thereon, but nothing herein set forth shall release the landlord from any liability for landlord's negligence or adversely affect tenant's immunity under the workers' compensation laws.

       (b) Landlord shall indemnify, defend and hold tenant harmless, from and against any and all claims, demands, actions, loss, cost or expense, including attorney's fees (collectively referred to hereafter as "claims") of any nature whatsoever, arising out of or in any way connected with (i) any work or thing done in, on or about the leased premises (excluding the subleased premises); (ii) any use, non-use, possession, occupation, condition, operations, maintenance or management of the leased premises or any part thereof (excluding the subleased premises); (iii) any act or forbearance on the part of landlord or any of its agents, contractors, servants, employees, subtenants, licensees or invitees or any other person acting with the consent or knowledge of landlord, (iv) any failure by landlord to perform or comply with any of the covenants, agreements, terms or conditions contained in this sublease; (v) any action or proceeding brought against tenant in any way related to or connected with the use of the leased premises (excluding the subleased premises), and any activity being conducted thereon; and (vi) any accident, injury or damage to any person or property occurring, on or about or adjacent to the leased premises (excluding the subleased premises), arising out of any act or forbearance occurring thereon.
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   7.  In the event tenant shall default in any way in the performance of this sublease, landlord may exercise all remedies available to landlord at law or in equity, and landlord shall be entitled to reasonable costs and expenses and attorneys' fees incurred by landlord in connection with any such default or in the retaking and possession of the subleased premises; provided, however, in the event tenant shall fail to do or perform any act, obligation or thing herein agreed to be done by and/or performed by tenant hereunder other than the failure to pay rent or other sums due hereunder, landlord shall not exercise any rights or remedies unless such default shall continue for a period of thirty (30) days after landlord has given written notice to tenant specifying the nature of the non-monetary default; provided further if the nature of the default is such that it cannot reasonably be cured within thirty (30) days and tenant within such thirty (30) days has commenced such cure and is diligently prosecuting such cure, landlord shall withhold exercising its remedies hereunder for such additional time as may be reasonable to cure such default.

   8. Tenant agrees at all times during the term of this sublease to comply with the requirements of all laws, ordinances, orders, rules and regulations or any state, federal, municipal or other agency pertaining to tenant's use of the subleased premises (including without limitation any health or safety act), provided, however, in the event the cost of such compliance would exceed $10,000, tenant shall have the option to terminate this sublease unless landlord agrees to pay such cost in excess of $10,000 in which event this sublease shall not be terminated by tenant. Tenant agrees to indemnify and hold landlord harmless from any liability, claim or damage arising as a result of a breach of this paragraph 8 and from all costs, expenses, and charges arising therefrom, including, without limitation, reasonable attorney's fees and court costs incurred by landlord in connection therewith, which indemnify shall survive the expiration or termination of this lease.

   9. Tenant accepts the subleased premises in their present "as is" condition. Landlord represents that the existing utility systems are in operating order and all utilities will be available for tenant's use.

   10. Upon execution of this sublease, tenant shall deposit $7,000.00 as a security deposit, which will be held in an interest bearing account to secure tenant's obligations under this sublease, and which will be returned to the tenant at the termination of the lease unless tenant is in default as designated under any or all of the conditions of this agreement as set forth herein beyond any applicable notice and/or cure period.

   11. Tenant acknowledges that the subleased premises comprise a portion of the larger leased premises which as of the date hereof is not separately partitioned and that access to portions of the subleased premises may be through portions of the leased premises not leased hereunder and to that extent, tenant shall have non-exclusive access through such areas, subject to landlord's reasonable rules and regulations. Tenant agrees that at such time as landlord obtains additional tenants for the leased premises, it may be necessary to relocate all or a portion of the subleased premises, provided such relocation shall be at landlord's sole cost and expense and tenant shall continue to have reasonable access as required for the operation of its business.

   12. Tenant shall not bring upon the premises, allow to be brought upon the premises, store upon the premises or dispose of upon the premises, any substances which are characterized or defined as hazardous substances, hazardous materials, hazardous wastes, or any similar characterization or definitions, by any federal, state or local law, statute, ordinance, rule or regulation. Tenant shall indemnify, defined and hold landlord harmless from any breach of this paragraph and additionally hold landlord harmless for any actions brought forth by an environmental agency or act, including but not limited to federal, state and local agencies, CERCLA, RCRA, et al. This will apply only to those substances that tenant brought to premises.
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   13. (a) In the event landlord desires to sublease any portion of the leased premises not leased hereunder to tenant to a third party, landlord shall notify tenant in writing of its intention to sublease such space which notice shall set forth the premises to be subleased, the base and additional rent, the terms of the sublease and such other terms and conditions which the landlord proposes to be included. Tenant shall have ten (10) days following landlord's notice to accept landlord's offer to sublease such additional space. If tenant elects not to sublease such space or fails to timely notify landlord of its intention to sublease such space which shall be deemed an election not to sublease, landlord shall be free to sublease the space enumerated in the notice to a third party on substantially the terms and conditions offered to tenant as set forth in landlord's notice and tenant shall have no further rights with respect to such space except as hereinafter set forth.

       (b) In the event landlord receives a bona fide offer from a third party to sublease the leased premises (including the subleased premises), landlord shall provide tenant written notice of such offer by delivering to tenant a copy of the proposed sublease to be entered into by landlord containing the terms and conditions of the proposed sublease, whereupon tenant shall have the right to enter into the proposed sublease as presented by landlord which election shall be made within ten (10) days following landlord's notice to tenant. Tenant's failure to timely notify landlord of its intention to accept the proposed sublease shall constitute tenant's election not to accept the proposed sublease whereupon landlord shall have the right, upon ninety (90) days prior written notice, to terminate this sublease and tenant agrees to vacate the subleased premises upon the expiration of said ninety (90) day period.

   14. Tenant shall maintain and repair the subleased premises and shall make no alterations or improvements of any kind or nature, structural or non-structural without the landlord's written consent, which consent shall not be unreasonably withheld. Notwithstanding anything contained in the prime lease or this sublease to the contrary, in the event of any damage to the subleased premises by reason of fire or other casualty this sublease shall terminate. Tenant shall not be responsible to repair any part of the subleased premises for which damage is caused by any third party which is not related in any way, shape or to the tenant or any repairs that are structured in nature.

   15. Tenant shall, upon vacating the premises for whatever reason, return premises to the landlord in the like condition as they existed at the inception of this sublease, including operation of all HVAC equipment, plumbing, electrical apparatus, access facilities, windows and doors, excepting only the allowance for normal wear and tear due to usage and/or damage resulting from an insurance casualty.

   16. (a) Landlord hereby represents and warrants that:

            (i) Except for the consent of lessor hereunder, no other consents or approvals are required to be obtained by landlord and landlord has the power and authority to execute this sublease.

            (ii) Except for Hinerfield Realty, whose commission is payable by landlord, landlord has not dealt with any other broker or finder in connection with this sublease.

            (iii) There are sufficient number of parking spaces available for use by tenant and landlord.

            (iv) The prime lease is in full force and effect and landlord is not in default thereunder.

      (b) Tenant hereby represents and warrants that:

            (i) No consents or approvals are required to be obtained by tenant and tenant has the power and authority to execute this sublease.

            (ii) Except for Hinerfield Realty, tenant has not dealt with any broker or finder in connection with this sublease.
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   17. Subject to the approval of the lessor, tenant may erect signs at the leased premises which are not affixed to the building provided tenant complies with all laws, statutes, ordinances, rules and regulations.

   18. Landlord and tenant acknowledge that this sublease is conditioned upon landlord obtaining lessor's consent hereto. If such consent is not obtained by _____________________, this sublease shall terminate and be of no force or effect.

   19. Tenant is hereby granted an option exercisable by written notice to landlord no later than thirty (30) days prior to expiration of this sublease, to sublease the subleased premises and any portion of the demised premises not occupied by landlord or any other sublessee as of the date of exercise for the remainder of the term of the prime lease which expires in January of 2002 on the same financial terms as herein set forth (adjusted pro rata for any additional space); provided, however tenant's right to sublease shall be conditioned upon the execution of a new sublease between landlord and tenant the terms and conditions of which shall be mutually agreed to by the parties and shall take into account the term of the new sublease with respect to the rights and obligations of the parties; it being understood that the terms and conditions of this sublease contemplated a term of less than two (2) years.

IN WITNESS WHEREOF, the parties hereto executed this lease as of the day and year stated in the introductory paragraph hereof.

                                       LAIRD, INC.
                                       c/o Laird Management Corporation
                                       231 Bradley Place, Suite 206
                                       Palm Beach, FL 33480


                                    By:___________________________________
                                       Stephen A. Lepow, Vice President-Finance


                                       SPECIALTY PRINTERS OF AMERICA, INC.
                                       c/o Laird Management Corporation
                                       231 Bradley Place, Suite 206
                                       Palm Beach, FL 33480


                                    By:___________________________________
                                       Stephen A. Lepow, Vice President-Finance


                                       DAWN SPECIAL SYSTEMS, CORP.


                                    By:___________________________________
                                       Warren Novick, Chairman